[BCE LOGO]                                   [AMERITECH LOGO]


Press Release
For immediate release

        BCE AND AMERITECH FORM STRATEGIC PARTNERSHIP
                    TO ACCELERATE GROWTH

Ameritech to invest C $5.1 billion (US $3.4 billion) in Bell Canada

Toronto, Ontario (March 24, 1999) -- BCE Inc. (TSE: BCE) and Ameritech Corporation (NYSE: AIT) today announced a strategic partnership that will expand their growth potential, deliver new services for customers, and further position Bell Canada as a leader in the fast-changing global communications industry.

Under terms of the partnership, Ameritech will invest approximately C $5.1 billion (US $3.4 billion) for a 20% minority stake in Bell Canada, a wholly-owned subsidiary of BCE and Canada's premier communications company, which is being reorganized to hold certain telecommunications assets previously held by BCE. Following the investment, BCE will retain 80% ownership of Bell Canada. The binding agreement has received approval of the companies' boards of directors and is expected to close by the end of May, pending customary regulatory approvals.

"This partnership assures Bell Canada's place at the forefront of the global communications industry," said Jean C. Monty, BCE president and chief executive officer, "while keeping Bell Canada firmly under Canadian control. The partnership with Ameritech -- a talented, high-performance partner with a global record of success -- significantly augments the scale and resources of Bell Canada and will translate into greater choice, and innovation for our customers."

"Ameritech is excited to partner with Bell Canada, which will strengthen our international position and speed our global growth," said Richard C. Notebaert, chairman and chief executive officer of Ameritech. "As the largest foreign investor in European communications, Ameritech brings Bell Canada unparalleled experience in international partnerships. Through this strategic partnership we will share best practices, speed new products to market and develop new growth opportunities -- delivering benefits to customers, shareowners and employees in Canada and the United States."

Mr. Monty said that BCE would use the proceeds from the transaction to invest primarily in BCE companies involved in high-growth sectors such as electronic commerce, satellite services, systems integration and content. Over the next six to twelve months, the company will also consider a share repurchase program to partially offset the dilution to BCE earnings caused by the reduction in its ownership of Bell Canada.

Combining Strengths to Benefit Customers

The companies said that the primary focus of the partnership will be on developing growth opportunities and introducing
new   services  for  customers.   The  companies  will  work
together to develop and launch new services to meet customer demands for choice and innovation, such as Ameritech's new
Privacy Manager service, which gives customers choice and control over calls coming into the home, and Bell Canada's highly successful voice mail services.

In 1998, the estimated value of Ameritech's international investments increased 65% to more than US $10 billion.

Scope of Partnership

Bell Canada's partnership with Ameritech provides for a number of strategic co-operation projects, including the exchange of a limited number of key professionals, co-operation in sales and marketing, and the exchange of operational know-how and strategic skills.

As part of the agreement announced today, Bell Canada will acquire from BCE the following investments: 65 % of BCE
Mobile Communications Inc., a wireless company with 2 million customers, 21.5 % of Teleglobe Inc., a provider of international telecommunications services, and BCE's equity investment in six regional Canadian telecommunications companies, three of which plan to merge into a single entity known as AtlanticCo. Bell Canada will continue to hold its investments in BCE Nexxia Inc., an IP based broadband service provider, in Bell ActiMedia Inc., a Yellow Pages directory company, and in Manitoba Telecom Services Inc., a regional telecom company. Based on these holdings and on a pro forma basis, Bell Canada had 1998 revenues of C $12.7 billion (US $8.3 billion), assets of C $20 billion (US $13.2 billion) and 43,000 employees.

Ameritech was advised on the transaction by Rothschild  Inc.
and BCE by Nesbitt Burns.

About Ameritech and BCE

Ameritech serves millions of customers in 50 states and 40 countries. Ameritech provides a full range of communications services including local and long-distance telephone and data, cellular, paging, security, cable TV, Internet and more. One of the world's 100 largest
companies,      Ameritech      (www.ameritech.com)       has
70,500 employees, 1 million shareowners and more than US $30 billion in assets. Ameritech has agreed to merge with SBC Communications, pending regulatory approvals, and the companies expect the merger to be finalized by mid-1999. SBC provides landline communications services to customers in eight states, serves 6.9 million U.S. wireless customers and has investments in telecommunications businesses in 11 countries.

BCE is Canada's largest communications company. Through its operations in communications services, BCE provides residence and business customers in Canada with wireline and wireless telecommunications products and applications, satellite communications and direct-to-home television services, systems integration expertise, electronic commerce solutions, Internet access and high-speed data services, and directories. Abroad, through Bell Canada International, BCE provides communications services to an additional 3 million customers in Asia and Latin America. BCE also has an extensive international presence through its ownership in Nortel Networks, a global leader in the design and building of communications networks; as well as through Teleglobe, an international telecommunications carrier. BCE shares are listed in Canada, the United States and Europe.

(Editor's Note: Additional financial and other information contained in attached backgrounders)

For further information:
Don Doucette                  George Stenitzer
BCE Inc.                      Ameritech
Corporate Communications      Media Relations
(514) 786-3924                (312) 609-6166
On March 24:
(416) 586-5473

[AMERITECH LOGO]

                     Background Information

                     Ameritech in Profile

Headquarters:        Chicago

Chairman and Chief
 Executive Officer:  Richard C. Notebaert

Services offered:    A full range of communications
                     services including local and long
                     distance telephone and data, cellular,
                     paging, security, cable TV, Internet
                     and more

Locations:           Illinois, Michigan, Ohio, Wisconsin,
                     and Indiana.  Serves customers in 50
                     states and 40 countries

Revenues:            US $17.2 billion (C $26 billion)
                     (1998)

Profits:             US $2.6 billion (C $3.9 billion)
                     (1998)

Assets:              US $30 billion (C $45 billion) (1998)

Market capitalization:    More than US $70 billion (C
                          $106 billion)

Shareowners:         More than 1 million

Total employees:     70,500

Telephone access lines:   21 million in Illinois, Michigan,
                          Ohio, Wisconsin, and Indiana

Wireless customers:  3.6 million in U.S. markets with a
                     total population of 34.6 million

Paging customers:    1.5 million

Security customers:  1.2 million (Ameritech provides
                     security services in all 50 states and
                     Canada and has a presence in 92 of the
                     United States' top 100 markets)

U.S. cable TV operations: 99 franchises covering 4 million
                          total population in Illinois, Ohio and
                          Michigan

International
      partnerships:  Belgacom (Belgium) -
                     17.5%; MATAV (Hungary) - 29.8%; Tele
                     Danmark (Denmark) - 41.6%; NetCom
                     (Norway) - 19.7%; WLW (Europe) - 100%

[BCE LOGO]


                     Background Information

                     BCE Inc. in Profile

Headquarters:        Montreal

President and Chief
 Executive Officer:  Jean C. Monty

Services offered:    BCE is Canada's largest communications
                     company.  Through its operations in
                     communications services, BCE provides
                     customers in Canada with wireline and
                     wireless telecommunications products
                     and applications, satellite
                     communications and direct-to-home
                     television services, systems
                     integration expertise, electronic
                     commerce solutions, Internet access
                     and high-speed data services, and
                     directories.  Abroad, through Bell
                     Canada International, BCE provides
                     communications services to customers
                     in Asia and Latin America.  BCE also
                     has an extensive international
                     presence through its ownership in
                     Nortel Networks, a global leader in
                     the design and building of
                     communications networks.

Locations:           150 countries

Revenues:            C $27.5 billion (US $18.2 billion)
                     (1998)

Earnings:            C $4.6 billion (US $3 billion) (1998)

Assets:              C $32.1 billion (US $21.2 billion)
                     (Dec. 31, 1998)

Capital expenditures: C $3.8 billion (US $2.5 billion)
                      (1998)

Market capitalization: C $42 billion (US $27.7 billion)
                       (March 19, 1999)

Shareowners:         More than 490,000

Total employees:     58,000

BCE's interests:     Bell Canada -- 100%; Nortel Networks -
                     - 41%; Bell Canada International --
                     74%; BCE Emergis -- 68%; BCE Media --
                     100%; CGI -- 45%


Information as at March 23, 1999

[BELL CANADA LOGO]


                     Background Information

                     Bell Canada (pro-forma consolidated)
                     Profile

Headquarters:        Montreal

Chairman and Chief
 Executive Officer:  Jean C. Monty

Services offered:    Bell Canada provides a full range of
                     communications services to more than
                     seven million residence and business
                     customers in Canada including local
                     and long distance telephone services
                     offered through wireline, and
                     wireless, Internet access and high
                     speed data services as well as
                     directories

Locations:           Ontario, Quebec, Eastern Canada,
                     Manitoba, British Columbia, the Yukon
                     and North West Territories, with
                     points of presence in the U.S. through
                     BCE Nexxia

Revenues:            C $12.7 billion (US $8.3 billion)
                     (1998)

Assets:              C $20.0 billion (US $13.2 billion)
                     (1998)

Capital expenditures: C $2.4 billion (US $1.6 billion)
                      (1999)

Shareowner:          Wholly-owned by BCE Inc.

Total employees:     43,000

Telephone access lines:   12.6 million including 11 million
                          in Ontario and Quebec, and 1.6 million
                          in the six regional Canadian
                          telecommunications companies.

Wireless customers:  More than 1.5 million cellular and
                     PCS, in markets covering almost 20
                     million

Paging customers:    More than 0.5 million

Bell Canada interests:    Bell ActiMedia --100%; BCE Mobile
                          -- 65%; Bell Nexxia -- 100%; Bruncor
                          Inc. -- 45%; Manitoba Telecom -- 20%;
                          Maritime Telegraph & Telephone Company
                          -- 35%; NewTel Enterprises Limited --
                          56%; Northwestel Inc. -- 100%; Telebec
                          Ltee -- 100%; Teleglobe -- 21.5%


Information as at March 23, 1999

[BCE LOGO]                                     [AMERITECH LOGO]



Background Information

BCE Inc./Bell Canada/Ameritech

Highlights of terms of the partnership:

A. Ameritech to make a 20 per cent equity investment for C $5.1 billion (US $3.4 billion)

B. Key features of the agreement will include:

-  Marketing sales co-operation
-  Exchange of know-how
-  Traffic exchange
-  Seek other business opportunities

C. Ameritech is entitled to:

1. Nominate two directors to the Bell Canada board (out of ten).

2. Nominate one director to the BCE Mobile board.

3. Appoint the CFO of Bell Canada. Plus the two way exchange of approximately 15 professionals.

D. The agreement also provides for other customary rights between the two companies.

Reorganization of Bell Canada:

Bell Canada will acquire from BCE the following investments:
- 65% of BCE Mobile Communications Inc., a wireless company with 2 million customers.
- 21.5% of Teleglobe Inc., a provider of international telecommunications services
- BCE's equity investments in six regional Canadian telecommunications companies.

Bell Canada will transfer to BCE :
- its investment in BCE Emergis Inc., an electronic commerce company
- its investment in CGI Group Inc., the largest information technology consulting company in Canada
- its investment in Telesat Canada, the country's leading satellite services supplier

As a result, on a net aggregate basis, Bell Canada will be acquiring $4.1 billion of additional investments at market value ($2.8 billion book value) in telecommunications services companies and will be assuming $2.4 billion of additional indebtedness owed to BCE.

In addition to the above, Bell Canada will continue to hold its investment in:
- BCE Nexxia Inc., an IP based broadband service provider;
- Bell ActiMedia Inc., a Yellow Pages directory company;
- Manitoba Telecom Services Inc., a regional telecom company.